Exhibit 10.1
GUESS?, INC.
ANNUAL INCENTIVE BONUS PLAN

Section 1. Purposes

    The purposes of the Guess?, Inc. Annual Incentive Bonus Plan (this “Plan”) are to (i) attract, retain and motivate selected officers and other key employees of Guess?, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as defined in Section 3(c) below), and (ii) to provide the Company with a structure to award incentives to achieve specific goals of the Company.

Section 2. Administration and Interpretation

    (a) This Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), which shall consist of not less than two members of the Board. The Committee may designate all or any portion of its power and authority under this Plan to any sub-committee of the Committee or to any executive officer or executive officers of the Company (each an “Authorized Committee Designee”); provided that no such designation shall be permitted or effective with respect to any award to, or any other matter concerning, any individual who the Board has determined is an executive officer of the Company. An Authorized Committee Designee, to the extent provided by the Committee, shall have and may exercise all the power and authority of the Committee hereunder, subject to the limitations set forth in the immediately preceding sentence.

    (b) The Committee shall have full power and authority to construe and interpret this Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem necessary or advisable. Any action taken by, or inaction of, the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within its absolute discretion and shall be conclusive and binding upon all persons. No member of the Committee, nor any person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. In making any determination or in taking or not taking any action under this Plan, the Committee may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

Section 3. Participation

    (a) Participation in this Plan during any fiscal year shall be limited to those officers and key employees of the Company and its Subsidiaries who, in the sole opinion of the Committee, are in a position to have a significant impact on the performance of the Company and who are selected by the Committee (such persons, “Participants”); provided that participation by an employee of a Subsidiary shall be subject to approval of this Plan by such Subsidiary’s Board of Directors, which approval shall constitute the Subsidiary’s agreement to pay, at the direction of the Committee, awards directly to its employees or to reimburse the Company for the cost of such participation in accordance with such provisions as may be adopted by the Company.

    (b) Unless otherwise determined by the Committee in its sole and absolute discretion, or as provided in a Participant’s employment agreement with the Company, if a Participant ceases to be employed by the Company and/or its Subsidiaries prior to the date that an award is actually paid to the Participant under this Plan (regardless of the reason for such termination of employment, whether it occurred during or after the end of the applicable fiscal year, and whether or not the Participant had been employed for all or a portion of the applicable fiscal year), the Participant shall have no right as to such award and such award opportunity shall terminate (without payment) on such termination of the Participant’s employment. Unless otherwise determined by the Committee in its sole and absolute discretion, or as provided in a Participant’s employment agreement with the Company, in no event will a Participant be considered to have earned an award under this Plan (or any portion thereof) unless the Participant is employed by the Company or one of its Subsidiaries on the date that such award is actually paid to the Participant.

    (c) The Committee has the authority to provide for the treatment of awards then-outstanding under this Plan in connection with a “Change in Control” of the Company (as that term is defined in the Company’s 2004 Equity Incentive Plan).

    (d) The term “Subsidiary” shall mean any entity at least 50% of whose issued and outstanding voting stock or voting power is owned, directly or indirectly by the Company.

Section 4. Determination of Incentive Awards

    (a) For each fiscal year, the Committee shall: (i) determine the Participants who are to be eligible to receive performance-based awards under this Plan during such year, (ii) notify each such Participant in writing concerning his or her selection for participation in this Plan for such year, (iii) select the Performance Criteria applicable to such year for each such Participant and (iv) establish, in terms of a formula or other methodology for each Participant, the Performance Goal and the amount of each award which may be earned for such year if such Performance Goal is achieved.

    (b) The term “Performance Criteria” means the criteria or criterion that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant.

    (c) The term “Performance Goal” means the goal(s) established by the Committee for the fiscal year based upon the Performance Criteria. The Performance Goal may be expressed in terms of consolidated Company performance or the performance of a Subsidiary, segment, division or business unit of the Company (or any combination of the foregoing) or otherwise.

    (d) Unless otherwise provided by the Committee, actual financial performance shall be measured by reference to the Company’s financial records and the consolidated financial statements of the Company, to the extent applicable. The Committee may, in its sole discretion, (whether specified at the time it set the applicable Performance Goal(s) or otherwise) adjust the Performance Goal(s) and/or performance measurements to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes, or other items determined appropriate by the Committee. The Committee is authorized at any time during or after the fiscal year to increase, reduce or eliminate the amount of an award payable to any Participant for any reason. The Committee may also provide that the Chief Executive Officer or Chairman of the Board shall have the discretion to increase or decrease the award otherwise payable to any Participant based upon the Participant’s individual performance during the fiscal year.

Section 5. Awards

    (a) No later than 90 days after the last day of each fiscal year, the Committee shall determine awards to Participants for such fiscal year by comparing actual financial performance to the Performance Goal(s), Performance Criteria and amounts of awards adopted by the Committee for such year and taking into account such other factors as the Committee may consider to be relevant in the circumstances. Each award under this Plan shall be paid in cash promptly after the amount of the award has been determined; provided, that in all events, each award shall be paid no later than the 15th day of the third month following the Company’s first taxable year in which such award is no longer subject to a substantial risk of forfeiture unless a participant elects to defer payment if permitted by the Committee and on such terms as may be contained in the applicable deferred compensation plan or arrangement.

    (b) No award under this Plan shall be considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provided that incentive compensation shall be considered as compensation under such plan.

    (c) There is no requirement that the maximum amount available for awards in any fiscal year be awarded, nor that an award will be granted to any particular Participant for any fiscal year. Any portion of any amount available for making awards for any fiscal year which shall not have been awarded, shall not carry over or increase the maximum amount of awards payable in any subsequent year.

    (d) In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an award under this Plan. Any such deferral shall be made pursuant to the terms and conditions set forth in any deferred compensation plan or arrangement adopted by the Company.

    (e) The Committee may also award, to one or more executive officers of the Company or to such other employee(s) of the Company or any Subsidiary, at such time(s), for such amount(s) and reason(s), and on such other terms (if any), as it may determine in its sole discretion, one or more discretionary cash bonuses. Such discretionary cash bonuses need not comply with any of the provisions of Section 4.

Section 6. Death of Participant

    If the Committee provides that a Participant is entitled to the payment of an award hereunder but the Participant dies before such award is actually paid, such unpaid award shall be paid to the Participant’s estate or legal representatives or, where the Committee has authorized the designation of beneficiaries, to such beneficiaries as may have been designated by the Participant, at the time that awards are payable to Participants generally under Section 5(a).

Section 7. Non-Assignability and Contingent Nature of Rights

    No Participant, no person claiming through him or her, nor any other person shall have any right or interest in this Plan or its continuance, or in the payment of any award under this Plan, unless and until all the provisions of this Plan, the rules adopted thereunder, and restrictions and limitations on the award itself have been fully complied with. No rights under this Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature.

Section 8. Source of Payments

    The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under this Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 9. Tax Withholding

    The Company or a Subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under this Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

Section 10. Duration, Termination and Amendment

    This Plan shall be effective immediately and shall continue in effect until terminated by the Committee. The Committee may at any time terminate or from time to time amend, modify or suspend, in whole or in part, and if suspended, may reinstate, any or all of the provisions of this Plan in such respects as the Committee may deem advisable in its sole discretion.

Section 11. Construction

    The term “award” or “awards” as used in the preceding provisions of this Plan refer to an award or awards, as the case may be, granted under this Plan. This Plan is intended to satisfy Section 409A of the Code and avoid any tax, penalty, or interest thereunder, and shall be construed consistent with that intent.

Section 12. No Restriction on Corporate Powers; Deductibility

    This Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any sale of all or any portion of the assets of the Company or any Subsidiary, any merger or consolidation of the Company or any Subsidiary, a reorganization, dissolution or liquidation of the Company or any Subsidiary, any other event or series of events (whether of a similar character or otherwise), or any other corporate action. This Plan shall not affect in any way the right or power of the Company to award other compensation under any other plan or authority (including, without limitation, the general authority of the Board and the Committee to award compensation in such circumstances as it may determine to be appropriate).

Section 13. Headings

    The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Plan.

Section 14. Governing Law

    This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 15. No Contract of Employment or Right to Awards

    Nothing contained herein shall be construed as a contract of employment between the Company and any Participant, or as giving a right to any person to be granted awards under this Plan or to continue in the employment of the Company or any of its Subsidiaries, or as limiting the right of the Company or any of its Subsidiaries to discharge any Participant at any time, with or without cause.

Section 16. Clawback Policy

    The awards and any amounts paid under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of such awards or amounts. Each Participant, in accepting any award payment under this Plan, agrees to comply with, and promptly repay to the Company any amounts that are required to be repaid pursuant to, such policy.

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